November 5, 2004

NEW YORK MORTGAGE TRUST AGREES TO ACQUIRE

NORTHEAST & MID-ATLANTIC RETAIL MORTGAGE ORIGINATION PLATFORM

& MORTGAGE LOAN PIPELINE FROM GUARANTY RESIDENTIAL LENDING, INC.

New York Mortgage Trust Agrees to Acquire 15 Retail Branch Offices, 26 Satellite Offices and

Mortgage Loan Pipeline of Approximately $300 Million

Acquisition Will Significantly Increase New York Mortgage Trust's Retail Mortgage Production

New York, NY - November 5, 2004 -- New York Mortgage Trust, Inc. (NYSE: NTR), announced today that its subsidiary, The New York Mortgage Company, LLC, has signed a definitive agreement, subject to customary closing conditions, to acquire 15 full service and 26 satellite retail mortgage banking offices located in the Northeast and Mid-Atlantic states from Guaranty Residential Lending, Inc., an indirect subsidiary of Temple-Inland, Inc. (NYSE: TIN). New York Mortgage will also acquire an existing pipeline of approximately $300 million in locked and unlocked mortgage applications in conjunction with the branch acquisition. As a result of this acquisition, New York Mortgage Trust's annual mortgage originations are expected to nearly double. The consummation of the transaction is expected to close mid-November, 2004.

"We believe this is a cost-effective and exceptional opportunity to substantially increase our retail mortgage origination capabilities," said Steven Schnall, Chairman and Co-CEO. "By adding 15 branch offices, 26 satellites, 324 employees and a very strong sales management team to our franchise, we will significantly expand our referral based retail origination network throughout the East Coast. This addition also enhances our ability to continue to build our presence nationally. Additionally, our focus to promptly replace our initial $1.2 billion portfolio of acquired mortgage-backed securities with self-originated loans will be greatly accelerated with this asset acquisition. Financially, we expect the acquisition to be immediately accretive and believe the transaction provides New York Mortgage Trust with enhanced opportunities for profitable internal growth."

The offices to be acquired by New York Mortgage are located in Connecticut, Delaware, Maryland, Massachusetts, New Hampshire, New York, Pennsylvania, Rhode Island, and Virginia. With the addition of these offices, New York Mortgage now has 38 mortgage banking branches and 28 satellite offices in 13 states.

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Milestone Advisors, LLC served as financial advisor to New York Mortgage and Tarter Krinsky & Drogin LLP served as legal counsel to New York Mortgage in connection with this transaction.

About New York Mortgage Trust

New York Mortgage Trust, Inc. (NYMT) is a real estate investment trust (REIT) focused on owning and managing a leveraged portfolio of residential mortgage securities and a mortgage origination business. The mortgage securities portfolio is comprised largely of securities backed by prime adjustable-rate and hybrid mortgage loans, many of which over time will be originated by NYMT's wholly owned mortgage origination taxable REIT subsidiary, The New York Mortgage Company, LLC. The ability to build a portion of its loan portfolio from loans internally originated is a cornerstone of NYMT's strategy.

For Further Information

AT THE COMPANY AT FINANCIAL RELATIONS BOARD

Michael I. Wirth, Chief Financial Officer Joe Calabrese (General) 212-445-8434

Phone: 212-634-2342 Julie Tu (Analysts) 212-445-8456

Email: investorrelations@nymtrust.com

This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the possibilities that a rise in interest rates may cause a decline in the market value of the Company's assets, a decrease in the demand for mortgage loans may have a negative effect on the Company's volume of closed loan originations, prepayment rates may change, borrowings to finance the purchase of assets may not be available on favorable terms, the Company may not be able to maintain its qualification as a REIT for federal tax purposes, the Company may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, and the Company's hedging strategies may not be effective. The reports that the Company files with the Securities and Exchange Commission contain a fuller description of these and many other risks to which the Company is subject. Because of those risks, the Company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management's current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.